Exhibit 10.18

                     ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT executed this 31st day of March 2001, by and between WHY USA Financial Group, Inc., a Minnesota corporation (hereinafter "WHY USA"), and Northwest Investment Trust, Inc., a Minnesota corporation, (hereinafter "Northwest"),

                                  WITNESSETH.

WHEREAS, WHY USA had previously pursued the acquisition of a certain mortgage company known as Alliance West Mortgage Corporation (hereinafter "Alliance"), and

WHEREAS, Northwest invested certain significant funds into Alliance to support its operations during WHY USA's pursuit of Alliance and received from Alliance promissory notes securing the obligation of Alliance to Northwest (hereinafter the "Notes"), (a true and correct copy of the Notes are attached hereto as Exhibit A), and

WHEREAS, WHY USA has reached an agreement with the controlling shareholder of Alliance, Gregory Dwight whereby WHY USA shall receive certain shares in a separate and distinct company also controlled by Gregory Dwight, (hereinafter the "Dwight Shares") shareholder in exchange for WHY USA releasing Alliance from the previously agreed upon acquisition agreement and in exchange for WHY USA and Northwest releasing Alliance from any repayment obligations for funds advanced, and

WHEREAS, Northwest wishes to assign its holders' rights in the Notes to WHY USA in exchange for certain shares of WHY USA common stock, and

WHEREAS, WHY USA wishes to accept the assignment of Northwest's bolder's interest in the Notes, thereby entitling it to acquire the Dwight Shares.

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NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Northwest agrees to assign its interest in the Alliance Notes to WHY USA upon the following terms and conditions:

1. The net investment made by Northwest in Alliance shall be established to be $148,060.00.

2. As of the date of this agreement Northwest has outstanding obligations to WHY USA of $23,508.82.

3. The net consideration being delivered to WHY USA in exchange for WHY USA common stock shall be established to be $124,551.18 ($148,060.00 minus $23,508.82).

4. As consideration for the assignment of the Holder's interest in the Notes WHY USA shall deliver to Northwest, upon demand, 249,102 shares of WHY USA Financial Group, Inc, common stock.

5. Northwest agrees that it shall make no demand for, and hereby assigns any interest that it may have in the Dwight Shares. The Dwight Shares shall represent 400,000 shares in United Equities, LLC.


FURTHER, The parties agree that the assignment of said Notes shall be non-recourse. Each party agrees to execute any documents necessary to complete the above stated provisions.

IN WITNESS whereof the parties do set their hands this 31st day of March, 2001.

WHY USA FINANCIAL GROUP, INC.           NORTHWEST INVESTMENT TRUST, INC.

/s/  Leslie M. Pearson                  /s/ Don Riesterer
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By:  Leslie M. Pearson                  By: Don Riesterer
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Its: C.F.O.                             Its: President
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